UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________________

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

____________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

SCWORX CORP.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

SCWORX CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 22, 2022

You are hereby notified that the annual meeting of stockholders of SCWorx Corp. (“Annual Meeting”) (the “Company”), will be held at 9:00 am on December 22, 2022, in the Ipswich Room of the DoubleTree by Hilton Boston North Shore 50 Ferncroft Road, Danvers, MA 01923, for the following purposes:

1.      To elect four directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.      To ratify the selection of BF Borgers CPA PC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022; and

3.      To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting. We intend to mail this proxy statement and the accompanying proxy card on or about November 12, 2022 to all stockholders of record that are entitled to vote.

The Board of Directors has fixed the close of business on October 26, 2022 as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be held on December 22, 2022:
The proxy statement, proxy card and Annual Report to stockholders for the year ended December 31, 2021
(the “Annual Report”) are also available at https://ir.scworx.com/
Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
SCWorx Corp., 590 Madison Avenue, 21st Floor, New York, NY 10022, attention: CEO.

IMPORTANT:    If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board of Directors,
/s/ Timothy A. Hannibal
Timothy A. Hannibal
Chief Executive Officer

November 4, 2022

IMPORTANT:    In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

SCWORX CORP.
590 Madison Avenue, 21st Floor.
New York, NY 10022
PROXY STATEMENT
INTRODUCTION

This proxy statement and the accompanying proxy are made available by SCWorx Corp. (the “Company”), to the holders of record of the Company’s outstanding shares of Common Stock, $0.001 par value per share, (the “Common Stock”), commencing on or about October 26, 2022. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”), for use at the annual meeting of stockholders of the Company (the “Meeting”), to be held at 9:00 am in the Ipswich Room of the DoubleTree by Hilton Boston North Shore 50 Ferncroft Road, Danvers, MA 01923 on December 22, 2022 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed October 26, 2022 as the record date for the Meeting (the “Record Date”). Only stockholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On October 26, 2022, there were 13,010,409 shares of Common Stock and 39,810 shares of Series A Preferred Stock (convertible into 222,402 shares of Common Stock) issued and outstanding. Each share of Common Stock and each share of Series A Preferred Stock (on an as converted basis) is entitled to one vote per share.

The Company’s amended and restated bylaws provide that a quorum shall consist of the holders of at least one third of the shares of each class, and series of each class, to the extent applicable (unless more than one class and or series votes as a class, in which case a majority of the shares voting as a class) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice (other than the announcement at the meeting) until a date and time that a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

The Company’s amended and restated bylaws provide that directors are to be elected by a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority.

In all matters, like the election of directors, the affirmative vote by the holders of a majority of the shares voted on any matter shall be sufficient for the approval of the proposals in this proxy statement and any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions. Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that Proposal No. 1 relating to the election of directors is a non-routine proposal and Proposal No. 2, with respect to the ratification of the selection of the independent registered public accounting firm, is a routine matter; therefore, your broker, bank or other agent will not be entitled to vote on Proposal No. 1 at the Meeting without your instructions. Broker non-votes will be counted towards the quorum requirement. Other than for the purpose of establishing a quorum, as discussed above, broker non-votes will not be counted as entitled to be voted and will therefore not affect the outcome of the matters to be voted thereon.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Chief Executive Officer, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT:    If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, four directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Pursuant to our bylaws, as amended, directors are to be elected by a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve if elected. Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors. All of these nominees are current members of our Board:

Name	Age	Present Principal Employer and Prior Business Experience
*John Ferrara	71

Mr. Ferrara was appointed to the Board of Directors in August 2021. Mr. Ferrara has been the CFO of several Public, Private and Private Equity portfolio companies primarily in media, technology, financial and information services. John is also an experienced Corporate Director, having served on the Boards and Audit Committees of several publicly traded companies and a Not-For-Profit.

Since 2017, John has been a partner at CFO Performance Partners, a professional services firm that provides CFO services. From 2019 to 2020, he was CFO of Wild Sky Media a PE owned digital media company. Prior to joining CFO Performance Partners, John was the CFO of Cartesian, Inc., a Nasdaq company, from 2015 to 2017. From 2013 to 2015, he was CFO of the Street, Inc., a Nasdaq Company.

		John has an MBA in Finance from Columbia University and a BS in Accounting from the University of Maryland. John is a member of Financial Executives Institute (FEI) and Executive Forum.
Tim Hannibal	54

Mr. Hannibal is a seasoned technology executive and entrepreneur, with nearly 30 years’ experience in SaaS and cloud technology, driving revenue, go-to-market strategies, business development and mergers and acquisitions. Mr. Hannibal joined the Company in January 2019 and currently serves as its Chief Executive Officer. Prior to joining the Company, Mr. Hannibal was an employee at Primrose Solutions (the predecessor to SCWorx) which he joined in September of 2016. At Primrose, Mr. Hannibal was responsible for overseeing marketing, sales and operations, including executing the Company’s business plan. Mr. Hannibal has a successful track record of growth and management at both startup and national companies.

Prior to joining Primrose, Mr. Hannibal was the President and CEO of VaultLogix for thirteen years, a company he founded. VaultLogix was a private equity sponsored leading SaaS company in the cloud backup industry before being acquired by J2 Global, a publicly traded technology company ($3.5b market cap) focused on cloud services and digital media.

Name	Age	Present Principal Employer and Prior Business Experience
*Steven Horowitz	51

Mr. Horowitz was appointed to the Board of Directors in August 2021. Mr. Horowitz is currently the Chief Executive Officer of CareCentrix, a multi-billion dollar health care services company, after previously serving as its Chief Financial Officer since 2012.

Prior to joining CareCentrix, Steve was the Vice President of business planning for Medco Health Solutions, a Fortune 50 pharmacy benefit manager. In this role, Steve was the CFO for three key U.S.-based divisions as well as all international markets, which together generated over $2 billion in annual revenue. Previously, Steve held the position of controller at National Medical Health Card Systems, a pharmacy benefit manager, and at The Fantastic Corporation, a global broadband multimedia corporation. Earlier, Steve was CFO at the Mount Vernon Neighborhood Health Center.

Steve received his MBA from Adelphi University and earned his BS in business management from Cornell University. He is a licensed CPA and Chartered Global Management Accountant (CGMA). Steve is a member of the American Institute of Certified Public Accountants (AICPA) and the Wall Street Journal CFO Network.

*Alton Irby	82

Mr. Irby was appointed to the Board of Directors on March 10, 2021. Alton Irby is a co-founder of London Bay Capital and has been Chairman of the firm. Since 2006. London Bay Capital makes investments in private companies, and also provides business advisory services. Mr. Irby is a seasoned executive with a highly successful track record in the financial services and investment banking industries in both the UK and the US from 1982 to the present. Mr. Irby has served on the boards on several public and private companies including 17 years as a director of The McKesson Corporation chairing both the Compensation and Finance Committees.

____________

*        The Board has determined that this director or nominee is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and Nasdaq Stock Market, or Nasdaq, rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

In addition, Mr. Steven Wallitt, 61, is stepping off the board. He has served as a director of the Company since October 4, 2019.

Mr. Wallitt, has worked as owner and director of a packaging materials company since 1981. He is responsible for decision making in all areas of the company, including sourcing the best and most efficient methods for achieving maximum profitability and the highest quality standards. He has extensive knowledge in evaluating sales and marketing proposals. Beginning in 2008, he has been an investor in both private and public companies, as well as early-stage public companies with personal investments of $50,000 to more than $3,000,000. He has consulted for many of these companies in areas ranging from public market strategies, growth strategies, evaluating contract proposals, cost control and evaluating employee responsibilities in order to achieve maximum efficiencies. Since 2014, Mr. Wallitt has been an advisory board member to Redtower Capital, a California-based investment firm where he advises on all aspects of client identification, sales and marketing strategies and profit maximization. Since 2017, he has been a significant investor in Alliance MMA and SCWorx. Mr. Wallitt holds a BA degree in communications from Rider College, Lawrenceville, NJ.

Mr. Wallitt’s term expires as of the date of the annual meeting.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Our bylaws, as amended, provide that directors are to be elected by a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority. Broker non-votes will not impact the outcome of the vote on this proposal but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF BFBORGERS CPA PC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Our audit committee of our Board (the “Audit Committee”) has selected BF Borgers CPA PC as our independent registered public accounting firm (the “Independent Auditors”) for the current fiscal year, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attending the Meeting.

Neither our by-laws, our other governing documents, nor other law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the ratification of the selection of the independent registered public accounting firm. Broker non-votes will not impact the outcome of the vote on this proposal but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote “FOR” the ratification of the selection of BF Borgers CPA PC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board of Directors

The Board held twenty meetings and took action by consent two times during our fiscal year ended December 31, 2021 (“Fiscal 2021”). Throughout this period, each member of our Board who was a director in Fiscal 2021 attended or participated in all of the total number of meetings of our Board held during the period for which such person has served as a director, and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has three standing committees: The Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee.    The current members of our Compensation Committee are Mr. Irby, Mr. Horowitz and Mr. Ferrara. Mr. Irby is the current Chairman of the Compensation Committee and our board of directors has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.scworx.com.

The primary responsibilities of our Compensation Committee include:

•        Reviewing and recommending to our Board of the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

•        Administering our equity-based plans and exercising all rights authority and functions of the Board under all of the Company’s equity compensation plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; and

•        Annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

The Compensation Committee meets, as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving.

Our Compensation Committee held two meetings during 2021.

Audit Committee.    The current members of our Audit Committee are Mr. Ferrara, Mr. Horowitz and Mr. Wallitt. Mr. Horowitz is the Chairman of the Audit Committee, and our board of directors has determined that Mr. Horowitz is an “Audit Committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.scworx.com.

The primary responsibilities of our Audit Committee include:

•        Appointing, compensating and retaining our registered independent public accounting firm;

•        Overseeing the work performed by any outside accounting firm;

•        Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

•        Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held four meetings during 2021.

Nominating and Corporate Governance Committee.    The current members of our Nominating and Corporate Governance Committee are Mr. Horowitz, Mr. Ferrara, Mr. Hannibal and Mr. Irby. Mr. Ferrara is the Chairman of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee with the exception of Mr. Hannibal are “independent” as defined by Nasdaq rules and regulations. The Nominating and Corporate Governance Committee operates under a written charter that is posted on our website at www.scworx.com. The primary responsibilities of our Nominating and Corporate Governance Committee include:

•        Assisting the Board in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with applicable corporate governance guidelines; and

•        Identifying and evaluating the qualifications of all candidates for nomination for election as directors.

Our Nominating and Corporate Governance Committee held two meetings and did not take action by consent during 2021.

Potential nominees will be identified by the Board based on the criteria, skills and qualifications determined by the Nominating and Corporate Governance Committee. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor do we have a diversity policy. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will result in a well-rounded board of directors and allow the Board to fulfill its responsibilities.

The Company has never received from stockholders proposed nominees for director. Pursuant to the Bylaws, any nominations for director made by stockholders must be received no later than 120 calendar days in advance of the first anniversary after the mailing of this proxy statement. In 2021, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. All of the nominees for election at the Meeting are current members of our Board, while one current member is stepping off the board.

Leadership Structure.    In his position as Chairman of the Board, Mr. Irby is responsible for setting the agenda and priorities of the Board. As President and CEO, Mr. Timothy Hannibal leads our day-to-day business operations and is accountable directly to the full Board. Mr. Christopher Kohler, our CFO, reports to Mr. Hannibal and is responsible for overseeing the financial operations of the Company. We believe that this structure provides an efficient and effective leadership model for the Company.

Risk Oversight.    The Board, including the Audit Committee, Compensation Committee and Nominating/Governance Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating and Governance Committee is responsible for setting standards for and recommending director nominees to the Board and advising the Board about corporate governance matters. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

The Board has not adopted any policies involving the ability of employees (including officers) or directors to pursue financial instruments or otherwise engage in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of the Company’s Common Stock.

Board Diversity Matrix.    The following chart summarizes certain self-identified characteristics of the directors of the Company utilizing the categories and terms set forth in applicable Nasdaq Rules and related guidance:

Board Diversity Matrix (As of October 26, 2022)
Board Size:
Total Number of Directors	5
	Female	Male	Non- Binary	Did not Disclose Gender
Gender:
Directors	—	5	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Persons with Disabilities	—

The Company has not actively solicited directors to be added to the Board who would broaden the diversity on the Board or otherwise due to the size of the Company and its current directorship needs.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Timothy Hannibal, our Chief Executive Officer and a director, with the assistance of our outside counsel, has been primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Hannibal considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: SCWorx Corp., c/o Timothy A. Hannibal, Chief Executive Officer, at the address on the first page of this proxy statement.

ATTENDANCE AT STOCKHOLDER MEETINGS

We encourage our directors to attend our stockholders’ meetings.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2021 and 2020 awarded to, earned by or paid to our executive officers. The value attributable to any option awards and stock awards reflects the grant date fair values of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Name and Principal Position	Fiscal Year	Salary $	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Timothy Hannibal(2)	2021	225,000	—	319,350	—	—	6,663	551,013
President, Chief Executive Officer and Director	2020	244,000	—	1,881,101	—	—	37,394	2,162,495

Chris Kohler(3)	2021	90,000	—	185,828	—	—	—	275,828
Chief Financial Officer	2020	12,000	—	—	—	—	—	12,000

Marc Schessel(1)	2021	—	—	—	—	—	—	—
Former Chairman and Chief Executive Officer	2020	373,750	—	240,000	—	—	29,805	643,555

____________

(1)      Mr. Schessel was appointed Chairman and Chief Executive Officer of SCWorx Corp (f/k/a Alliance MMA, Inc.) on February 1, 2019. On January 19, 2020 Mr. Schessel resigned as Chief Executive Officer.

(2)      Mr. Hannibal was hired as Chief Revenue Officer on February 1, 2019 and was appointed Interim Chief Financial Officer on June 10, 2020. On August 10, 2020 Mr. Hannibal was appointed President and Chief Operating Officer. On May 28, 2021 Mr. Hannibal was appointed President and Chief Executive Officer.

(3)      Mr. Kohler was hired as Chief Financial Officer on November 1, 2020.

Employee Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

Prior to the completion of our initial public offering, our Board of Directors adopted the SCWorx Corp. (formerly, Alliance MMA) 2016 Equity Incentive Plan (the “2016 Plan”) pursuant to which the Company may grant shares of our common stock to the Company’s directors, officers, employees or consultants. Our stockholders approved the 2016 Plan at our annual meeting of stockholders held September 1, 2017, and on January 30, 2019 approved the addition of 3,000,000 post-split shares to be added to the 2016 Plan. On May 24, 2021, our stockholders approved the addition of another 2,000,000 shares to be added to the 2016 Plan. Unless earlier terminated by the Board of Directors, the 2016 plan will terminate, and no further awards may be granted, after July 30, 2026.

As of December 31, 2021, there were no outstanding stock option awards to officers of the Company.

Employment Agreements

Tim Hannibal, currently the Chief Executive Officer of the Company has an employment agreement which was entered into in January 2021.

COMPENSATION OF DIRECTORS

Directors’ Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2021 and 2020 awarded to, earned by or paid to our directors. The value attributable to any stock option awards reflects the grant date fair values of stock awards calculated in accordance with ASC Topic 718.

Name and Principal Position	Fiscal Year	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Alton Irby(3)	2021	—	—	157,000	—	—	—	157,000
Chairman and Director	2020	—	—	—	—	—	—	—

John Ferrara(5)	2021	—	—	124,584	—	—	—	124,584
Director	2020	—	—	—	—	—	—	—

Steven Horowitz(6)	2021	—	—	124,584	—	—	—	124,584
Director	2020	—	—	—	—	—	—	—

Steven Wallitt(2)	2021	—	—	157,000	—	—	—	157,000
Director	2020	—	—	240,000	—	—	—	240,000

Mark Shefts(1)	2021	—	—	—	—	—	—	—
Exiting Director	2020	—	—	240,000	—	—	—	240,000

Charles K. Miller(4)	2021	—	—	—	—	—	—	—
Former Director	2020	—	—	240,000	—	—	—	240,000

____________

(1)      Mark Shefts was appointed as a Director on May 15, 2020 and resigned on June 25, 2021

(2)      Steven Wallitt was appointed as a Director on October 4, 2019.

(3)      Alton Irby was appointed as a Director on March 16, 2021.

(4)      Charles K Miller was appointed as a Director on October 24, 2018 and resigned September 25, 2020.

(5)      John Ferrara was appointed as a Director on August 11, 2021.

(6)      Steven Horowitz was appointed as a Director on August 11, 2021.

We do not have a formal plan for compensating our directors for their service in their capacity as directors. However, during 2022, our directors each received the following:

•        70,000 Restricted Stock Units for Independent Directors serving on our Board

•        10,000 Restricted Stock Units for Independent Directors serving on a committee

•        10,000 Restricted Stock Units for Independent Directors chairing a committee

•        10,000 Restricted Stock Units for Independent Directors serving as Chairman

Currently, Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during 2020 or 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following sets forth the stock option awards to our officers and directors as of December 31, 2021.

Outstanding Equity Awards at December 31, 2021

	Stock Awards
Name	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Current Officers
Timothy Hannibal	—	$—	33,333	$90,417
Chris Kohler
First Award	—	$—	31,250	$57,375
Second Award	—	$—	24,000	$53,760

Directors, Executive Officers and Corporate Governance

The current members of our Board and our executive officers, together with their respective ages and certain biographical information are set forth below. Directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by and serve at the designation and appointment of the board of directors.

Name	Age	Position
Alton Irby(2)(3)	82	Chairman of the Board of Directors
Timothy A, Hannibal(3)	54	Chief Executive Officer and Director
John Ferrara(1)(2)(3)	71	Director
Steven Horowitz(1)(2)(3)	51	Director
Steven Wallitt(1)	61	Director
Chris Kohler	42	Chief Financial Officer

____________

(1)      A member of the Audit Committee.

(2)      A member of the Compensation Committee.

(3)      A member of the Nominating and Corporate Governance Committee.

The following is a summary of the business experience of each of our executive officers.

Timothy A. Hannibal. Mr. Hannibal, 54, is a seasoned technology executive and entrepreneur, with nearly 30 years’ experience in SaaS and cloud technology, driving revenue, go-to-market strategies, business development and mergers and acquisitions. Mr. Hannibal joined the Company in January 2019 and currently serves as its Chief Executive Officer. Prior to joining the Company, Mr. Hannibal was an employee at Primrose Solutions (the predecessor to SCWorx) which he joined in September of 2016. At Primrose, Mr. Hannibal was responsible for overseeing marketing, sales and operations, including executing the Company’s business plan. Mr. Hannibal has a successful track record of growth and management at both startup and national companies.

Mr. Kohler, 42, has over 15 years of experience serving in a wide variety of roles in the finance and accounting sectors. Mr. Kohler is the founder and CEO of Kohler Consulting, Inc., which he founded in 2012. The firm, through Mr. Kohler, provides outsourced CFO and advisory services to private and public companies, with a focus on small cap and start-up businesses.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of changes in beneficial ownership with respect to their ownership of the Company’s securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports filed with the SEC, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, and without conducting an independent investigation of our own, we believe that with respect to the fiscal year ended December 31, 2021, our officers and directors, and all of the persons known to us to beneficially own more than 10% of our common stock filed all required reports on a timely basis except as follows:.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements the year ended December 31, 2021; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the SEC; and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

By the Audit Committee of the Board of
Directors of SCWorx Corp.
John Ferrara
Steven Horowitz
Steve Wallitt

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BF Borgers CPA PC, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2022. BF Borgers CPA PC has served as our independent registered public accounting firm since April 2021. Prior to April 2021, the Company’s independent registered public accounting firm was Sadler Gibb & Associates, LLC, and for the year ending December 31, 2019, Withum served as the Company’s independent registered public accounting firm. The Company does not anticipate a representative from either firm to attend the annual meeting.

On October 14, 2020, Withum Smith + Brown (“Withum”), SCWorx Corp.’s independent registered public accounting firm, notified SCWorx Corp. (the “Company” or “Registrant”) that it would no longer be able to provide audit and review services to the Company, effective October 14, 2020. The audit and review services were discontinued for reasons unrelated to the reviews or audited financials of the Company. Withum had audited the Company’s financial statements since 2019.

Withum’s report on the Company’s financial statements for the fiscal year ended December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph relating to a substantial doubt regarding the Company’s ability to continue as a going concern. During the fiscal year ended December 31, 2019, and through October 14, 2020, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal year ended December 31, 2019, and through October 14, 2020, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in internal control over financial reporting.

On October 20, 2020, the Company appointed Sadler Gibb & Associates, LLC (“SG”) as its new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2020. This appointment was authorized and approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal years ended December 31, 2019 and 2018 and through October 20, 2020, the Company did not consult with SG on the application of accounting principles to a specified transaction, either completed or proposed, or consult with SG for the type of audit opinion that might be rendered on the Company’s consolidated financial statements, where a written report or oral advice was provided that SG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, the Company did not consult with SG on the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or on any “reportable events” as identified under Item 304(a)(1)(v) of Regulation S-K.

As previously disclosed in the Company’s Current Report on Form 8-K filed April 21, 2021, on April 15, 2021, Sadler Gibb & Associates, LLC notified the Company that it was (i) terminating its engagement to provide audit and review services to the Company, effective April 14, 2021, and (ii) withdrawing its consent and association with the Completed Interim Review of the consolidated financial statements performed by SG for the period ended September 30, 2020. SG’s Letter stated that, in reaching this conclusion, it believed that it cannot rely on the representations of management and that there are disagreements between the Company and SG on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SG, would have caused SG to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. The Company disagreed with SG’s belief regarding the representations of management and requested the opportunity to explain its position to SG, but SG declined such request. The Company and SG also disagreed about the number of reporting units the Company has for financial reporting purposes. The Company’s CFO discussed with SG the number of reporting units. In addition, the Company engaged an independent technical accounting expert who also discussed the Company’s position with SG.

On April 19, 2021, the Company appointed BF Borgers CPA PC (“BFB”) as its new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2020. This appointment was authorized and approved by the Audit Committee of the Company’s Board of Directors.

During 2021 and 2020, fees for services provided by BF Borgers CPA PC were as follows:

	For the year ended December 31,
	2021	2020
Audit Fees	$164,800	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$164,800	$—

During 2021 and 2020, fees for services provided by Sadler Gibb were as follows:

	For the year ended December 31,
	2021	2020
Audit Fees	$40,000	$10,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$40,000	$10,000

During 2021 and 2020, fees for services provided by Withum were as follows:

	For the year ended December 31,
	2021	2020
Audit Fees	$—	$131,637
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	7,650	—
Total	$7,650	$131,637

Audit Fees

Audit fees include amounts related to the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, and quarterly review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Tax Fees

Tax fees include fees billed for tax compliance, tax advice and tax planning services.

All Other Fees

There were no other fees billed by BF Borgers CPA PC, Sadler Gibb Associates or Withum for services rendered to the Company, other than any services described above, in 2021 or 2020.

Audit Committee Pre-Approval Policies and Procedures

Currently, the audit committee acts with respect to audit policy, choice of auditors, and approval of out of the ordinary financial transactions. The audit committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the audit committee before the services were rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

At December 31, 2021 and 2020 Company had amounts due to officers in the amount of $153,838.

During April 2020, a Company affiliated with a shareholder advanced $475,000 in cash on the Company’s behalf, to the supplier of test kits for their purchase. In May 2021, the Company returned the test kits pursuant to its sales contract in full satisfaction of the $475,000 previously advanced.

On January 19, 2021, Marc. S. Schessel’s employment as CEO of SCWorx, Corp., a Delaware corporation, ceased by mutual agreement, and the Company and Mr. Schessel concurrently entered into a consulting agreement under which Mr. Schessel will provide consulting services to the Company. The Consulting Agreement provides for annual consulting fees of $295,000. In addition, such agreement provides for cash and equity bonuses based on revenue generation. The Consulting Agreement is for a term of two years, but may be terminated by the Company for “cause” (as defined) or by either party for any reason or no reason upon sixty days prior notice. The Consulting Agreement also contains non-competition and non-solicitation provisions which are applicable during the term of the Consulting Agreement and for a period of two years thereafter.

During September 2021, the Company’s former CEO (also a significant shareholder) advanced $100,000 in cash to the Company for short term capital requirements. This amount is non-interest bearing and payable upon demand and included in Shareholder advance on the Company’s consolidated balance sheet as of December 31, 2021. Except as described above, no director, executive officer, principal stockholder holding at least 5% of our common stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during 2021 or 2020 in which the amount involved in the transaction exceeded or exceeds $103,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

STOCKHOLDER PROPOSALS

We intend to mail this proxy statement, the accompanying proxy card and the 2021 annual report on or about November 12, 2022 to all stockholders of record that are entitled to vote. Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by July 1, 2023.

Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by July 1, 2023.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 26, 2022, with respect to the beneficial ownership of the outstanding Common Stock held by (1) each person known by us to be the beneficial owner of more than 5% of our Common Stock; (2) our current directors; (3) each of our named executive officers; and (4) our executive officers and current directors as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address for each of the below persons is c/o SCWorx Corp., 590 Madison Avenue, 21st Floor, New York, NY 10022.

Named Executive Officers and Directors	Common Stock	Preferred Stock	Options/ Warrants	Total	Percentage Ownership
Current (as of October 26, 2021)
Timothy Hannibal	821,807	—	—	821,807	5.5%
Chris Kohler	86,000	—	—	86,000	*
Steven Wallitt	277,620	—	—	277,620	1.9%
Alton Irby	191,667	—	—	191,667	1.3%
John Ferrara	124,167	—	—	124,167	*
Steven Horowitz	124,167	—	—	124,167	*
Directors and Executive Officers as a Group (6 persons)	1,625,428	—	—	1,625,428	10.9%

Former
Marc Schessel	714,250	—	—	714,250	4.8%
Mark Shefts	—	—	—	—	*
Charles K. Miller	—	—	—	—	*

____________

*        Represents beneficial ownership of less than 1% of our outstanding stock.

(1)      In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock that may be acquired upon the exercise of stock options within 60 days of October 26, 2022. In determining the percent of common stock owned by a person or entity on March 26, 2021, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days of October 26, 2022 upon the exercise of stock options, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on October 26, 2022 and (ii) the total number of shares that the beneficial owner may acquire upon exercise of stock options within 60 days of October 26, 2022. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o SCWorx Corp., 590 Madison Avenue, 21st Floor, New York, New York 10022.

MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by email at ir@scworx.com.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors
/s/ Timothy A. Hannibal
Timothy A. Hannibal
Chief Executive Officer and Director
New York, New York
November 4, 2022

SCWORX CORP.

ANNUAL MEETING OF STOCKHOLDERS

December 22, 2022

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SCWORX CORP.

The undersigned stockholder of SCWorx Corp. (the “Company”) hereby appoints Timothy A. Hannibal, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, with full power of substitution, to attend the annual meeting of stockholders of the Company (the “Stockholders Meeting”) to be held on December 22, 2022, at 9:00 am at the Ipswich Room of the DoubleTree by Hilton Boston North Shore 50 Ferncroft Road, Danvers, MA 01923, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SCWORX CORP.

December 22, 2022

If you have not voted by internet, please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF
THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders Meeting.
	1.	Proposal No. 1 — To elect four directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified:
FOR ALL NOMINEES Tim Hannibal John Ferrara Steven Horowitz Alton Irby
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
	☐	FOR ALL EXCEPT ☐ Alton Irby ☐ John Ferrara ☐ Tim Hannibal ☐ Steven Horowitz

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	2.	Proposal No. 2 — To ratify the selection of BFBorgers CPA PC, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature of stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.